Exhibit 23

             Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of BellSouth Corporation on Form S-8 of our report, which includes an explanatory paragraph related to a change in an accounting method, dated February 3, 1997, on our audits of the financial statements of BellSouth Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.


                              /s/Coopers & Lybrand L.L.P.




Atlanta, Georgia
October 17, 1997